        Exhibit 99.1
For Immediate Release

ALBERT KO ELECTED TO LPL FINANCIAL BOARD OF DIRECTORS

CHARLOTTE, N.C. – January 11, 2023 – LPL Financial Holdings, Inc. (NASDAQ: LPLA) today announced that Albert “Al” Ko has been elected to the company’s board of directors as an additional independent director.

Ko serves as chief executive officer of Early Warning Services, LLC, a financial technology company owned by seven of the country’s leading banks, which is best known as the owner and operator of the Zelle payments network. In addition to Zelle, the company’s portfolio of deposit and payment risk management, identity verification, and authentication solutions for banks protect the financial system while delivering delightful experiences to users.

He joins LPL’s board with two decades of executive leadership in financial services and management consulting. Ko previously held senior executive roles at Intuit Inc., a business software company that specializes in financial software, including chief transformation officer. He was also general manager of Mint, a personal finance management app, and head of product for Intuit’s Small Business Group. Prior to joining Intuit, Ko was a management consultant at both the Boston Consulting Group, Inc. and McKinsey & Company, where he advised technology and industrial clients.

“We are pleased to welcome Al as a director,” said James Putnam, chair of the Board. “In addition to a deep understanding of the financial services industry, including institutional risk management, he brings expertise in strategic planning and organizational effectiveness gained from his roles in management consulting. His proficiency in consumer insights, technology and data analytics will be a strategic asset to our company as we continue to focus on the evolving needs of our advisors and institutions.”

“It’s an honor to join LPL’s board of directors,” added Ko. “LPL is a leader in the financial services industry. I am inspired by, and look forward to being a champion for, LPL’s mission to take care of advisors, institutions and financial professionals so they can help millions of Americans build better, more secure futures.”

Ko currently serves on the board of directors of Elation Health, Inc., a privately held healthcare technology company. He received a B.A. from Yale University and a J.D. from Harvard Law School.

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About LPL Financial
LPL Financial (Nasdaq: LPLA) was founded on the principle that the firm should work for the advisor, and not the other way around. Today, LPL is a leader in the markets we serve*, supporting more than 21,000 financial advisors, including advisors at approximately 1,100 institution-based investment programs and at approximately 500 registered investment advisor ("RIA") firms nationwide. We are steadfast in our commitment to the advisor-centered model and the belief that Americans deserve access to personalized guidance from a financial advisor. At LPL, independence means that advisors have the freedom they deserve to choose the business model, services, and technology resources that allow them to run their perfect practice. And they have the freedom to manage their client relationships because they know their clients best. Simply put, we take care of our advisors, so they can take care of their clients.

*Top RIA custodian (Cerulli Associates, 2020 U.S. RIA Marketplace Report). No. 1 Independent Broker-Dealer in the U.S. (Based on total revenues, Financial Planning magazine 1996-2022). Among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research & Consulting Annual TPM Report). Fortune 500 as of June 2021.

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